UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 2, 2007

ENERGY TRANSFER EQUITY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

2828 Woodside Street

Dallas, Texas 75204

(Address of principal executive offices, including zip code)

214-981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 2, 2007, in connection with the sale of 5,006,261 common units to a group of institutional investors in a private placement, Energy Transfer Equity, L.P. (ETE) entered into a Registration Rights Agreement with these investors. Under this agreement, ETE is obligated to provide these investors with rights to require ETE to register the reoffer and resale of the common units acquired by these investors under the Securities Act of 1933, as amended (Act).

Item 3.02	Unregistered Sales of Equity Securities

On March 5, 2007, ETE issued 5,006,261 common units to a group of institutional investors in a private placement at a price of $31.96 per unit, resulting in proceeds of approximately $160 million before expenses. ETE issued these units in reliance upon the exemption from the registration provisions of the Act provided by Section 4(2) of the Act, relating to offers and sales by an issuer not involving a public offering.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are being furnished herewith:

Exhibit No.	Description
99.1	Registration Rights Agreement, dated March 2, 2007, by and among Energy Transfer Equity, L.P. and certain investors named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY TRANSFER EQUITY, L.P.

	By:	LE GP, LLC, its general partner

	By:	/s/ John W. McReynolds
John W. McReynolds,
President and Chief Financial Officer

Dated: March 5, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Registration Rights Agreement, dated March 2, 2007, by and among Energy Transfer Equity, L.P. and certain investors named therein